Exhibit 99.1

CERTIFICATE OF TRAVELZOO INC. CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ralph Bartel, Chief Executive Officer and Chief Financial Officer of Travelzoo Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to the Quarterly Report of Travelzoo Inc. on Form 10-Q for the quarterly period ended June 30, 2002 (“the 10-Q Report”) that:

(a)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operation of Travelzoo Inc.

TRAVELZOO INC.
Date: August 9, 2002	By:	/s/ RALPH BARTEL
Ralph Bartel Chairman of the Board, Chief Executive Officer, and Chief Financial Officer